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                           Bill of Sale & Assignment



     KNOW ALL MEN BY THESE PRESENTS, that West Telemarketing Corporation, a Delaware corporation having its principal office and place of business at 9910 Maple Street, Omaha, Nebraska 68134, ("Seller") for and in consideration of Six Hundred and Forty Two Thousand, Two Hundred and Eight, and no/100 ($642,208.00) and other good and valuable consideration received from Troy L. Eaden ("Buyer"), acknowledged, has bargained, sold, transferred, assigned, set over and conveyed, and by these presents does bargain, sell, transfer, assign, set over and convey unto Buyer, its successors and assigns forever, its interest in equipment and contracts as described below.

     A 12.5% undivided interest in the following aircraft, together with all engines, appurtenances, appliances, parts, instruments, accessions, furnishings and other equipment of whatever nature incorporated in or contained in or attached to the same:

     Aircraft:                      Cessna Citation V Ultra
     Manufacturer's Serial No:      560-0352
     FAA Registration No:           N 352 QS
     Engines                        Pratt & Whitney JT 15D-5D
     Engine Serial #s               Left PCE 500193 Right PCE 500192


     Except as specifically set forth in this Bill of Sale there are no warranties or representations of any kind or nature express or implied, concerning the equipment, its condition, its design, its operation, its fitness for a particular purpose, its airworthiness, its merchantability or with respect to patent infringement or the like. Seller shall, in no event, be liable to Buyer for any indirect, special or consequential damages caused, directly or indirectly, by the equipment or any inadequacy thereof for any purpose, or any deficiency or defect therein, or the use or maintenance thereof, or any repairs, servicing or adjustments hereto.

     In Witness Whereof, Seller has caused this Bill of Sale to be executed and delivered this 30th day of October, 1996.



West Telemarketing                                 Troy L. Eaden, Buyer
Corporation, Seller

By:   /s/ Gary West                                By:    /s/ Troy L. Eaden
     ------------------                                 --------------------
       Gary West
       Chairman